EXHIBIT 99.1

NEWS BULLETIN
                                             RE:  NN, Inc.
                                                  2000 Waters Edge Drive
                                                  Johnson City, TN  37604
                FROM:                             Nasdaq:  NNBR

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FOR FURTHER INFORMATION:

AT THE COMPANY:                              AT THE FINANCIAL RELATIONS BOARD/
---------------                              BSMG Worldwide:
                                             ---------------

Will Kelly                                   Kerry Thalheim    Susan Garland
Treasurer & Manager of Investor Relations    (General info)    (Analyst)
(423) 743-9151                               212-445-8437      212-445-8458

For Immediate Release
September 11, 2001

                NN, INC. REDISTRIBUTES MANUFACTURING CAPACITY
                 Closing Walterboro, South Carolina Facility

Johnson City, Tennessee - September 11, 2001 - NN, Inc. (NASDAQ: NNBR) today announced it will close its Walterboro, South Carolina facility effective
December 2001. The precision ball production of the Walterboro facility will be fully absorbed by the Company’s remaining U.S. Ball & Roller manufacturing facilities located in Erwin and Mountain City, Tennessee.

Roderick R. Baty, Chairman and Chief Executive Officer, stated, “The closing of our Walterboro, South Carolina plant is a difficult but necessary decision. In order to better serve our worldwide customers, we have worked diligently over the past two years redistributing our global manufacturing base beyond North America. The Euroball joint venture concluded in August 2000 was a part of these ongoing efforts to locate our facilities in closer proximity to our customers’ operations. This necessitated a corresponding reduction of our capacity in North America. We believe NN’s manufacturing facilities are now more appropriately balanced to competitively serve our customers on both an international and domestic basis.

“We expect the Walterboro facility to continue operating at its present production schedule through November 2, 2001. At that time, there will be a phase out of production to be concluded by the end of the year. Unfortunately, the closing impacts 85 full time employees who are of paramount concern to us.
It is our intention to provide an employee assistance program to each employee which includes severance pay, benefit continuation and outplacement services.”

NN will report after tax charges of approximately $1.0 million, or $0.06 per share, in the second half of 2001 to cover the costs associated with severance, equipment, and plant rearrangement costs. Annual cost savings beginning in
January 2002 of approximately $1.5 million, after tax, or $0.10 per share are expected.

NN, Inc. is an independent manufacturer and supplier of high quality, precision bearing components to both domestic and international anti-friction bearing manufacturers and had sales of $132 million in 2000.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the
Company’s dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on 10-K for the fiscal year ended
December 31, 2000.

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